Exhibit 10.2


                             SECOND AMENDMENT TO THE
                MANAGEMENT SERVICES AGREEMENT DATED APRIL 1, 2003
                    BETWEEN ADVANCED IMAGING SYSTEMS, LLC AND
                            THE PARKVIEW GROUP, INC.

ADVANCED IMAGING SYSTEMS, LLC (the "Company"), a Delaware limited liability corporation having its principal place of business in Ft. Lauderdale, Florida and THE PARKVIEW GROUP, INC. ("Parkview"), a Delaware corporation having its principal place of business in Boca Raton, Florida hereby agree to amend the Management Services Agreement dated April 1, 2003 and amended November 1, 2003:

         4. Remuneration. The consideration to be paid by the Company to Parkview for services to be rendered hereunder shall be as follows: The Company shall pay Parkview a cash retainer of $5,100.00 per month, payable each month in four (4) equal weekly installments of $1,275.00 each, commencing on March 1, 2004 and continuing through the term of this Agreement, plus reimbursement of all reasonable expenses, as provided in paragraph 5 of this Agreement.

IN WITNESS WHEREOF, the Company and Parkview have executed this Second Amendment as of March 1, 2004.


ADVANCED IMAGING SYSTEMS, LLC

By: /s/ C. LEO SMITH
    ----------------------------------
    C. Leo Smith, President


THE PARK VIEW GROUP, INC.

By: /s/ ALICIA M. LASALA
    ----------------------------------
    Alicia M. LaSala, President

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